CHORDIANT SOFTWARE ANNOUNCES RESULTS

FOR THE THIRD QUARTER OF FISCAL YEAR 2005

ENDED JUNE 30, 2005

Quarterly License Revenue up 71% Year-over-Year

Announces Significant Enterprise License Transactions with Wachovia and ING

CUPERTINO, California - August 9, 2005 -- Chordiant Software, Inc. (Nasdaq: CHRD) today announced financial results for the third quarter of fiscal year (FY) 2005 ended June 30, 2005, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (SEC).

Third Quarter FY 2005 Results
Total revenues for the third quarter of FY 2005 were $21.6 million, which compares to revenues of $16.8 million reported for the three months ended June 30, 2004. For the first nine months of FY 2005, revenues were $62.5 million, compared to $56.7 million for the same period of the prior year. License revenues for the third quarter of FY 2005 were $9.2 million, compared to $5.4 million reported for the three months ended June 30, 2004. For the first nine months of FY 2005, license revenues were $25.0 million, compared to $23.9 million reported for the same period of 2004. Service revenues for the third quarter of FY 2005 were $12.4 million, compared to $11.4 million reported for the three months ended June 30, 2004. For the nine months ended June 30, 2005, service revenues were $37.4 million, compared to $32.7 million for the same period of 2004. Deferred revenue increased to $25.5 million as of June 30, 2005, as compared to a balance of $18.0 million at March 31, 2005 and a balance of $24.7 in the same calendar period of the prior year. Chordiant had $39.2 million in cash and cash equivalents, restricted cash, and marketable securities at June 30, 2005

Chordiant posted a U.S. GAAP (Generally Accepted Accounting Principles) net loss of $3.1 million, or $0.04 per share loss for the third quarter of FY 2005 ended June 30, 2005, compared to a GAAP net loss of $1.5 million, or $0.02 per share loss for the three months ended June 30, 2004. Chordiant reported a third quarter FY 2005 non-GAAP financial measure loss of $2.5 million (which excludes stock-based compensation, and amortization of intangible assets), or a non-GAAP loss of $0.03 per share, compared to non-GAAP net loss (which excludes, stock-based compensation and amortization of intangible assets) of $1.4 million, or non-GAAP loss of $0.02 per share for the three months ended June 30, 2004.

Non-GAAP Financial Measurements
The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges of net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Operating Expenses
General and administrative expenses were $4.6 million for the three months ended June 30, 2005, compared to $1.7 million for the same period of 2004. The increase in these expenses was mainly attributable to an increase in consulting and professional services fees and expenses associated with efforts to comply with the Sarbanes-Oxley Act of 2002 (SOX) and to fill vacant accounting positions, as well as additional fees and expenses related to the filing of Chordiant's Form 10-Q for the periods ended December 31, 2004 and March 31, 2005.

Sales and marketing expenses were $7.1 million for the three months ended June 30, 2005, compared to $5.7 million for the same period of 2004. The increase is attributable to personnel related expenses such as commissions and travel expenses due to a higher number of sales representatives.

Research and development expenses were $5.2 million for the three months ended June 30, 2005, compared to $4.2 million for the same period of 2004. This increase is attributable to an increase in consulting expenses and the addition of the employees as a result of the KiQ acquisition completed in late December 2004.

Customer Success
"The third quarter of FY 2005 was a challenging quarter for Chordiant," said Stephen Kelly, Chordiant CEO. "However, we achieved a record license bookings quarter, grew deferred revenue 42 percent over the March 2005 quarter, and completed five million-dollar-plus license transactions with new and existing customers. Two license transactions each exceeded $5 million," Kelly stated. "Notable customer wins included Wachovia Corporation, ING, Carphone Warehouse, USAA and OnStar. In addition, we also completed transactions with Halifax Bank of Scotland, ABN AMRO, Fortis Bank Group, T-Mobile and UniCredit Servizi Informativi," Kelly added. "In terms of market perspective, we are continuing to see strong demand in our target markets of retail banking and insurance, and improvements in the broadband and wireless areas of telecommunications. The pipeline remains strong especially in North America."

Teleconference Webcast Tuesday - August 9, 2005 at 2:00 P.M. (Pacific)
Chordiant management has scheduled a teleconference for Tuesday, August 9, 2005, at 2:00 P.M. (Pacific), 5:00 P.M. (Eastern) and 22:00 (London) to discuss financial results and business events for the Company. This teleconference will be webcast live for the public from Chordiant's website at http://www.chordiant.com. The public, industry analysts and media are invited to attend the conference on a listen-only basis. For more information, including this press release and Chordiant's Current Report on Form 8-K, any non-GAAP financial measures that may be discussed on the webcast as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between the GAAP and any non-GAAP financial measures discussed on the webcast (other than non-GAAP financial measures discussed and reconciled in this news release), and any other material financial and other statistical information contained in the webcast, please visit the Investor Relations section of Chordiant's web site at http://www.chordiant.com. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. A phone replay will also be available for seven days after the live call at 303-590-3000, code 11036430.

About Chordiant Software, Inc.
Chordiant solutions automate and manage operational business processes for leading service-driven global organizations with a focus on retail finance and telecommunications.

Chordiant orchestrates the unique processes of an organization from the point of customer interaction, through the front and back offices to multiple transactional systems, corporate applications and data stores. Our solutions integrate existing infrastructure to orchestrate the assembly, enhancement and delivery of optimal role based business processes to the appropriate channels. Business value is realized through improved employee productivity, savings in operational costs, and increased business adaptability.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston, MA; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

Safe Harbor Statement
This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements, including, among others, interpretations of accounting principles which may impact the amount of revenues which may be recognized by Chordiant in the periods reported, difficulties in the implementation of our new financial information system, and difficulties in hiring and retaining staff for our finance department. Further information on potential factors that could affect Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including, without limitation, Chordiant's Annual Report on Form 10-K/T for the transition period of January 1, 2004 to September, 30, 2004, and our Quarterly Report filed on Form 10-Q for the quarterly period ended June 30, 2005 filed on August 9, 2005. These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Chordiant Investor Relations Contact:
Steve Polcyn
Chordiant Software, Inc.
(408) 517-6282
steve.polcyn@chordiant.com

CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Three Months Ended		Nine Months Ended

		June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues:
License		$9,228	$5,391	$25,029	$23,944
Service		12,393	11,433	37,440	32,729

Total revenues		21,621	16,824	62,469	56,673

Cost of revenues:
License		338	301	702	1,217
Service		7,134	6,499	21,985	19,021
Stock-based compensation		85	(42)	77	843
Amortization of intangible assets		303	252	765	1,732

Total cost of revenues		7,860	7,010	23,529	22,813

Gross profit		13,761	9,814	38,940	33,860

Operating expenses:
Sales and marketing		7,051	5,666	21,144	17,375
Research and development		5,194	4,222	15,040	12,853
General and administrative		4,563	1,695	13,505	4,864
Stock-based compensation		272	(79)	307	3,092
Amortization of intangible assets		--	16	117	206
Purchased in-process research and development		--	--	1,940	--
Restructuring expense (reversal)		--	--	(97)	996

Total operating expenses		17,080	11,520	51,956	39,386

Loss from operations		(3,319)	(1,706)	(13,016)	(5,526)

Interest income, net		147	144	539	371
Other income (expense), net		186	120	(45)	87

Net loss before income taxes		(2,986)	(1,442)	(12,522)	(5,068)

Provision for income taxes		138	100	293	765

Net loss		$(3,124)	$(1,542)	$(12,815)	$(5,833)

Other comprehensive income:
Foreign currency translation gain (loss)		$(588)	$(201)	$(514)	$911

Comprehensive loss		$(3,712)	$(1,743)	$(13,329)	$(4,922)

Net loss per share:
Basic and diluted		$(0.04)	$(0.02)	$(0.17)	$(0.09)

Shares used in per share calculation:		75,080	70,345	73,966	66,128

Supplemental information [1]:
Non-GAAP financial measures and reconciliation:
Net loss		(3,124)	(1,542)	(12,815)	(5,833)
Less: Stock-based compensation		357	(121)	384	3,935
Less: Amortization of intangible assets		303	268	882	1,938
Less: Purchased in-process research and development		--	--	1,940	--
Less: Restructuring expense (reversal)		--	--	(97)	996

Pro forma net income (loss):		$(2,464)	$(1,395)	$(9,706)	$1,036

Basic pro forma net income (loss) per share:		$(0.03)	$(0.02)	$(0.13)	$0.02

Diluted pro forma net income (loss) per share:		$(0.03)	$(0.02)	$(0.13)	$0.01

	Basic	75,080	70,345	73,966	66,128

Shares used in per share calculation [2]:	Diluted	75,080	70,345	73,966	71,325

[1] The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements. Non-GAAP financial measures of net income or net loss is used by investors and analysts of Chordiant Software, Inc. (the "Company") as an alternative to GAAP measures when evaluating the Company's performance in comparison to other companies. The Company's management believes that the presentation of a non-GAAP financial measure of net income or net loss, excluding purchased in-process research and development, amortization of deferred stock-based compensation, amortization of intangible assets and restructuring expenses, provide useful information regarding the Company's financial performance and earnings potential by calculating and quantifying the effect of certain charges of net income or net loss per share calculated in accordance with GAAP and gives investors and analysts insight into profitability of the Company's operating business. Management also believes that the presentation of the non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above non-GAAP financial information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

[2] Diluted net loss per share for the three and nine months ended June 30, 2005, is computed excluding total potential outstanding common shares of 13,433 and 13,433 as their effect is anti-dilutive.

 CHORDIANT SOFTWARE,  INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2005	September 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$32,739	$55,748
Marketable securities	4,100	4,000
Restricted cash	1,785	279
Accounts receivable, net	23,719	20,161
Prepaid expenses and other current assets	4,463	3,097

Total current assets	66,806	83,285

Restricted cash	559	2,057
Property and equipment, net	2,790	3,237
Goodwill	31,978	24,874
Intangible assets, net	5,451	244
Other assets	3,525	1,643

Total assets	$111,109	$115,340

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,000	$6,394
Accrued expenses	9,277	11,681
Deferred revenue	25,166	18,459
Current portion of capital lease obligations	209	191

Total current liabilities	39,652	36,725

Deferred revenue, long-term	301	2,122
Restructuring costs, net of current portion	2,316	--
Long-term portion of capital lease obligations	150	317

Total liabilities	42,419	39,164

Common stock	77	72
Additional paid-in capital	272,117	262,703
Deferred stock-based compensation	(3,915)	(339)
Accumulated deficit	(202,164)	(189,349)
Accumulated other comprehensive income	2,575	3,089

Total stockholders' equity	68,690	76,176

Total liabilities and stockholders' equity	$111,109	$115,340